Exhibit 10.6

Legato Merger Corp. IV

777 Third Avenue, 37th Floor

New York, New York 10017

______, 2026

Crescendo Advisors II, LLC

777 Third Avenue, 37th Floor

New York, New York 10017

Ladies and Gentlemen:

This letter will confirm our agreement that, commencing on the effective date (the “Effective Date”) of the registration statement (the “Registration Statement”) for the initial public offering (the “IPO”) of securities of Legato Merger Corp. IV (the “Company”) and continuing until the earlier of (i) the consummation by the Company of an initial business combination or (ii) the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”), Crescendo Advisors II, LLC shall make available to the Company certain office space and administrative and support services as may be required by the Company from time to time, situated at 777 Third Avenue, 37th Floor, New York, New York 10017 (or any successor location). In exchange therefore, the Company shall pay Crescendo Advisors II, LLC the sum of $25,000 per month on the Effective Date and continuing monthly thereafter until the Termination Date. Crescendo Advisors II, LLC hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies that may be set aside in a trust account (the “Trust Account”) to be established upon the consummation of the IPO (the “Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Account (or any distributions therefrom) for any reason whatsoever.

[Signature Page Follows]

Very truly yours,

LEGATO MERGER CORP. IV

By:
	Name:	Gregory Monahan
	Title:	Chief Executive Officer

AGREED TO AND ACCEPTED BY:

CRESCENDO ADVISORS II, LLC

By:
	Name:	Eric Rosenfeld
	Title:	Investment Manager